Exhibit 99.74

NEWS RELEASE

GOLDGROUP FILES UPDATED TECHNICAL REPORT ON SAN FRANCISCO GOLD PROJECT

M&I Resources 1.226 Million Oz Gold and an Additional 178K Inferred Oz1 with Significant Expansion Potential

Vancouver, Canada – May 11, 2026 – Goldgroup Mining Inc. (“Goldgroup” or the “Company”) (TSXV:GGA, OTC:GGAZF, FSE:55G0) is pleased to announce that it has filed an updated NI 43-101 technical report on the Company’s 100% owned San Francisco gold project located in Sonora, Mexico. The report highlights a robust project with significant gold resources and strong upside potential:

•	Current Measured & Indicated (M&I) resources are 1.226 million oz gold and an additional 178K Inferred oz1. See Resource Estimate table below.

•	Additionally, the Technical Report states that the moderately drilled El Llano zone, contiguous to the San Francisco pit, presents an Exploration Target based on widespread drilling potentially containing between 40 million tonnes at 0.61g/t Au (possible 788,000 oz Au) to 78 million tonnes at 0.38g/t Au (possible 960,000 oz Au). These potential quantity and grades are conceptual in nature, and there has been insufficient exploration drilling to define a compliant mineral resource and that it is uncertain if further exploration will result in the target being delineated as a mineral resource.

•	The San Francisco Project is fully permitted for a rapid restart of mining operations and is comprised of two open pits with historic production up to 2023 (San Francisco and La Chicharra), together with heap leach processing facilities and associated infrastructure located close to the San Francisco pit.

•	Historic production from the project between 2010 – 2023, before being acquired by Goldgroup, was 1,299,502 ounces. The project still contains significant current gold resources ounces, as outlined herein, and excellent potential to discover additional resources within its mining concessions.

•	The San Francisco deposits are roughly tabular with multiple phases of gold mineralization with gold occurring principally as free gold. The deposits strike 60º to 65º west, dip to the northeast, range in thickness from 4 to 50 metres (m), extend over 1,500 m along strike and are open along strike.

•	There have been no processing factors or deleterious elements identified that have had a material negative effect on historic economic extraction. Gold is recovered from the mineralization mined from the San Francisco and La Chicharra deposits by using conventional crushing and heap leach technology.

•	An extensive database of 668,051 m of drilling for the entire property, including exploration drilling outside the San Francisco and La Chicharra pits. This large drilling database is a valuable asset as it directly underpins the understanding of the deposits and supports a robust geological model as well as future exploration and expansion planning.

Raph Shearing, CEO, commented, “San Francisco is a company-building project. I’m excited about the possibility of quickly putting this project back into production and I believe, at one of the lowest costs to reach significant gold production within the industry given the infrastructure and development already in place. We are planning a rapid deployment of drill rigs to initiate infill drilling to reduce historic drill spacing and thereby develop an optimized mine plan. Concurrently, we will work towards bringing crushing equipment, ADR gold recovery plant and the general mine, all idle since 2023, back to operational status targeting a possible re-start of mining operations and gold production late 2026 or early 2027.”

The technical report by Micon International is entitled, “NI 43-101 Technical Report for the San Francisco Project, Sonora, Mexico” with an effective date of April 30, 2026. The report was prepared by William J. Lewis, B.Sc., P.Geo., Richard M. Gowans, P.Eng., and Tudorel Ciuculescu, B.Sc., M.Sc., P. Geo. and is available for viewing on SEDAR+ under the Goldgroup Mining Inc. profile, or on the Company’s website.

Mineral Resource Estimate for the San Francisco Project as of April 30, 2026

Area	Cut-off (Au g/t)	Category	K tonnes	Au (g/t)	Gold (K oz)
San Francisco Mine OP	0.09	Measured	41,024	0.38	498.9
		Indicated	38,299	0.37	456.8
		Measured and Indicated	79,323	0.37	955.7

		Inferred	7,464	0.39	93.3
La Chicharra Mine OP	0.07	Measured	7,241	0.36	82.8
		Indicated	13,892	0.32	143.8
		Measured and Indicated	21,132	0.33	226.6
		Inferred	1,040	0.37	12.4
North Pit Mine OP	0.08	Measured
		Indicated	4,630	0.30	44.3
		Measured and Indicated	4,630	0.30	44.3
		Inferred	8,764	0.26	72.7
Total Resources		Measured	48,265	0.37	581.7
		Indicated	56,821	0.35	644.9
		Measured and Indicated	105,086	0.36	1,226.6
		Inferred	17,268	0.32	178.4

1.	The effective date of this MRE is April 30, 2026.

2.	Messrs. William Lewis, P.Geo. and Tudorel Ciuculescu, P.Geo. from Micon International Limited are the Qualified Persons (QPs) responsible for this MRE.

3.	The MRE has been classified in the Measured, Indicated, and Inferred categories.

4.	The calculated gold break-even cut-off grade is 0.12 g/t Au for San Francisco Mine, 0.10 g/t Au for La Chicharra Mine, and 0.12 g/t Au for North Pit Mine. Marginal cut-off grade is 0.09 g/t Au for San Francisco Mine, 0.07 g/t Au for La Chicharra Mine, and 0.08 g/t Au for North Pit Mine.

5.	The mineral resources are constrained by resource shells based on the break-even cut-off grade and reported at the marginal cut-off grade.

6.	The SG values vary between 2.0 g/cm3 and 2.85 g/cm3 depending on lithology.

7.	The MRE used economic assumptions for open pit mining. The following economic parameters were used for generating cut-off grades: for San Francisco and La Chicharra a gold price of US$3,500/oz, recovery from 54.5% to 74.4% (64% average recovery), open pit mining cost of US$2.69/t, processing costs of US$5.1/t, general and administration cost of US$1.0/t; for North Pit a gold price of US$3,500/oz, recovery from 54.5% to 73% (67% average recovery), open pit mining cost of US$2.69/t, processing costs of US$5.1/t, general and administration cost of US$1.0/t.

8.	The open pits used average slope angles of 50° and royalty of 1.5%.

9.	The block models are orthogonal and have a parent block size of 5 m x 5 m x 6 m.

10.	The mineral resources described above have been prepared in accordance with the current Canadian Institute of Mining, Metallurgy and Petroleum Standards and Practices.

11.	Numbers have been rounded to the nearest thousand tonnes and nearest hundred ounces. Differences may occur in totals due to rounding.

12.	Mineral Resources are not Mineral Reserves as they do not have demonstrated economic viability. The quantity and grade of reported Inferred Mineral Resources are uncertain in nature and there has been insufficient exploration; however, it is reasonably expected that a significant portion of Inferred Mineral Resources could be upgraded into Indicated Mineral Resources with further exploration.

13.	Micon’s QPs have not identified any environmental, permitting, legal, title, taxation, socio-economic, marketing or political issues which would adversely affect the mineral resources estimated above.

ABOUT GOLDGROUP

Goldgroup is a Canadian-based mining Company with two high-growth gold assets in Mexico. In addition to the San Francisco gold project, the Company has a 100% interest in the producing Cerro Prieto heap-leach gold mine located in the State of Sonora. The Company recently announced a proposed business combination with Gold Resource Corporation which holds a 100% interest in the producing Don David gold mine in Oaxaca, Mexico as well as the Back Forty gold/silver development project in Michigan, USA.

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Goldgroup is led by a team of highly successful and seasoned individuals with extensive expertise in mine development, corporate finance, and exploration in Mexico.

For further information on Goldgroup, please visit www.goldgroupmining.com

On behalf of the Board of Directors

“Ralph Shearing”

Ralph Shearing, CEO

For more information:

+1 (604) 306-6867
410 – 1111 Melville St.
Vancouver, BC, V6E 3V6
www.goldgroupmining.com
ir@goldgroupmining.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this press release.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING INFORMATION

Certain information contained in this news release, including any information relating to future financial or operating performance, may be considered “forward-looking information” (within the meaning of applicable Canadian securities law) and “forward-looking statements” (within the meaning of the United States Private Securities Litigation Reform Act of 1995). These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Actual results could differ materially from the conclusions, forecasts and projections contained in such forward-looking information.

These forward-looking statements reflect Goldgroup’s current internal projections, expectations or beliefs and are based on information currently available to Goldgroup. In some cases forward-looking information can be identified by terminology such as “may”, “will”, “should”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “projects”, “potential”, “scheduled”, “forecast”, “budget” or the negative of those terms or other comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to materially differ from those reflected in the forward-looking information, and are developed based on assumptions about such risks, uncertainties and other factors including, without limitation: receipt of all required TSX Venture Exchange, regulatory and other interested party approvals in connection with the Concurso Mercantil process; uncertainties related to actual capital costs operating costs and expenditures; production schedules and economic returns from Goldgroup’s projects; timing to integrate acquisitions (San Francisco Mine) and timing to complete additional exploration and technical reports; uncertainties associated with development activities; uncertainties inherent in the estimation of mineral resources and precious metal recoveries; uncertainties related to current global economic conditions; fluctuations in precious and base metal prices; uncertainties related to the availability of future financing; potential difficulties with joint venture partners; risks that Goldgroup’s title to its property could be challenged; political and country risk; risks associated with Goldgroup being subject to government regulation; risks associated with surface rights; environmental risks; Goldgroup’s need to attract and retain qualified personnel; risks associated with potential conflicts of interest; Goldgroup’s lack of experience in overseeing the construction of a mining project; risks related to the integration of businesses and assets acquired by Goldgroup; uncertainties related to the competitiveness of the mining industry; risk associated with theft; risk of water shortages and risks associated with competition for water; uninsured risks and inadequate insurance coverage; risks associated with potential legal proceedings; risks associated with community relations; outside contractor risks; risks related to archaeological sites; foreign currency risks; risks associated with security and human rights; and risks related to the need for reclamation activities on Goldgroup’s properties, as well as the risk factors disclosed in Goldgroup’s MD&A. Any and all of the forward-looking information contained in this news release is qualified by these cautionary statements.

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Although Goldgroup believes that the forward-looking information contained in this news release is based on reasonable assumptions, readers cannot be assured that actual results will be consistent with such statements. Accordingly, readers are cautioned against placing undue reliance on forward-looking information. Goldgroup expressly disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, events or otherwise, except as may be required by, and in accordance with, applicable securities laws.

QUALIFIED PERSON

The technical contents of this release have been reviewed and approved by Craig Gibson, PhD, CPG, an independent qualified person under NI 43-101.

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